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Atossa Therapeutics Adjourns Special Stockholder Meeting to October 7, 2021 to Allow Additional Time to Vote

Leading proxy advisory firms ISS and Glass Lewis recommend voting in favor

Atossa establishes intended criteria for non-use of additional shares for financing transactions

SEATTLE, September 7, 2021 (GLOBE NEWSWIRE) -- Atossa Therapeutics, Inc. (Nasdaq: ATOS), a clinical stage biopharmaceutical company seeking to discover and develop innovative medicines in areas of significant unmet medical need in oncology and infectious diseases with a current focus on breast cancer and COVID-19, has adjourned today’s special stockholder meeting to 9:00 a.m. Eastern time on October 7, 2021 to allow additional time for stockholders to vote.  The Company urges stockholders to vote on the proposal put forth in the proxy statement prior to the new meeting date.

The purpose of the special meeting is to approve an increase in authorized shares of common stock, which requires the affirmative vote of a majority of the shares of common stock issued and outstanding as of the record date. While the votes cast to date have been strongly in favor of the proposal (73% of shares voted have been voted in favor), only 58% of the outstanding shares of common stock have been voted with 42% voting in favor of the proposal. Atossa is therefore adjourning the meeting for 30 days to allow additional time for stockholders to vote.

Leading proxy advisory firms ISS and Glass Lewis have recommended stockholders vote in favor of the proposed increase in authorized shares.

The newly authorized shares of common stock are primarily intended to be used to complete and/or support acquisitions, collaborations, partnerships and licensing transactions. If the proposal is approved by the stockholders, Atossa does not intend to issue any of the newly authorized shares of common stock for the purpose of raising capital in the nine months following approval of the proposal at a price less than $10 per share.

Details of the proposal, the stockholder meeting, and additional information on how to vote your shares can be found in the proxy statement, available here: https://www.sec.gov/Archives/edgar/data/1488039/000143774921019134/atos20210809_def14a.htm.

Atossa stockholders may vote by calling (833) 786-6488 Monday through Friday 9 a.m. to 9 p.m. Eastern Time.

About Atossa Therapeutics

Atossa Therapeutics, Inc. is a clinical-stage biopharmaceutical company seeking to discover and develop innovative medicines in areas of significant unmet medical need in oncology and infectious diseases with a current focus on breast cancer and COVID-19. For more information, please visit www.atossatherapeutics.com.

Forward-Looking Statements Disclaimer Statement

Forward-looking statements in this press release, which Atossa undertakes no obligation to update, are subject to risks and uncertainties that may cause actual results to differ materially from the anticipated or estimated future results, including, without limitation, statements regarding the risks and uncertainties associated with any variation between interim and final clinical results, actions and inactions by the FDA, the outcome or timing of regulatory approvals needed by Atossa including those needed to commence studies of AT-H201, AT-301 and Endoxifen, lower than anticipated rate of patient enrollment, estimated market size of drugs under development, the safety and efficacy of Atossa’s products, performance of clinical research organizations and investigators, obstacles resulting from proprietary rights held by others such as patent rights, whether reduction in breast density, reduction of Ki-67 or any other result from a neoadjuvant study is an approvable endpoint for oral Endoxifen, and other risks detailed from time to time in Atossa’s filings with the Securities and Exchange Commission, including without limitation its periodic reports on Form 10-K and 10-Q, each as amended and supplemented from time to time.

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Company Contact:
Atossa Therapeutics, Inc.
Kyle Guse, CFO and General Counsel
Office: (866) 893-4927
kyle.guse@atossainc.com

Investor Relations Contact:
Core IR

Office:(516) 222-2560

ir@atossainc.com

Source: Atossa Therapeutics, Inc.

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